Exhibit 99.1

August 19, 2020
For 6:00 am ET Release

LOWE’S REPORTS SECOND QUARTER 2020 SALES AND EARNINGS RESULTS
— U.S. Comparable Sales Increased 35.1% —
— Diluted EPS Increased 75% to $3.74; Adjusted Diluted EPS Increased 74% to $3.751 —
— Lowes.com Sales Increased 135% —
— Company Invests $460 Million in Second Quarter to Support Associates
and Communities in Response to COVID-19 —

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $2.8 billion and diluted earnings per share (EPS) of $3.74 for the quarter ended July 31, 2020, compared to net earnings of $1.7 billion and diluted EPS of $2.14 in the second quarter of 2019. Second quarter adjusted diluted EPS of $3.75 was 74 percent higher than adjusted diluted EPS of $2.15 in the second quarter of 20191.

Sales for the second quarter were $27.3 billion compared to $21.0 billion in the second quarter of 2019, and comparable sales increased 34.2 percent. Comparable sales for the U.S. home improvement business increased 35.1 percent for the second quarter.

In the second quarter, the Company invested $460 million in support of frontline hourly associates, communities and store safety. Through the first half of 2020, Lowe’s has invested $560 million in COVID-related financial support for its associates and $100 million in community pandemic relief, with a focus on minority and rural small businesses and health care workers. Additionally, the Company’s second quarter performance resulted in a record quarterly “Winning Together” profit-sharing bonus for its hourly associates at 100% of its stores, which totaled $107 million. For further information on the Company’s safety protocols in response to COVID-19, please visit corporate.lowes.com/covid-19-response.

“Our highest priority has always been protecting the health and safety of our associates and customers through a safe store environment and shopping experience. We are incredibly proud of our associates, and we are grateful for their hard work and ongoing commitment to safety,” commented Marvin R. Ellison, Lowe’s president and CEO.

“We delivered very strong second quarter results, with all merchandising divisions posting comparable sales growth exceeding 20% and all U.S. geographic regions delivering comparable sales growth of at least 30%. Sales were driven by a consumer focus on the home, core repair and maintenance activities, and wallet share shift away from other discretionary spending. Through our retail fundamentals strategy, we have dramatically improved our technology and operational platforms, which enabled us to meet customer demand and grow our business. Looking ahead, our sales momentum continues into August, and we are investing in the business to further our omnichannel capabilities and position the Company to deliver long-term value to associates, customers and shareholders,” added Mr. Ellison.

As of July 31, 2020, Lowe’s operated 1,968 home improvement and hardware stores in the United States and Canada representing 208 million square feet of retail selling space.

A conference call to discuss second quarter 2020 operating results is scheduled for today, Wednesday, August 19, at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s Second Quarter 2020 Earnings Conference Call Webcast. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook

On May 20, 2020, the Company withdrew its financial guidance for fiscal year 2020 due to limited visibility into future business trends in this unprecedented operating environment, which results in an unusually wide range of potential outcomes for 2020 financial performance.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 18 million customers a week in the United States and Canada. With fiscal year 2019 sales of $72.1 billion, Lowe’s and its related businesses operate or service more than 2,200 home improvement and hardware stores and employ approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts. For more information, visit Lowes.com.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, changes in commodity prices, changes or threatened changes in tariffs, outbreak of public health crises, such as the COVID-19 pandemic, availability and cost of goods from suppliers, changes in our management and key personnel, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Jackie Pardini Hartzell
	704-775-3856	704-758-4317
	kate.pearlman@lowes.com	jaclyn.pardini@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Six Months Ended
	July 31, 2020		August 2, 2019		July 31, 2020		August 2, 2019
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$27,302	100.00	$20,992	100.00	$46,977	100.00	$38,733	100.00
Cost of sales	17,998	65.92	14,252	67.89	31,161	66.33	26,412	68.19
Gross margin	9,304	34.08	6,740	32.11	15,816	33.67	12,321	31.81
Expenses:
Selling, general and administrative	5,020	18.39	4,048	19.29	9,215	19.62	7,909	20.42
Depreciation and amortization	327	1.20	311	1.48	653	1.39	614	1.58
Operating income	3,957	14.49	2,381	11.34	5,948	12.66	3,798	9.81
Interest – net	219	0.80	169	0.80	423	0.90	331	0.86
Pre-tax earnings	3,738	13.69	2,212	10.54	5,525	11.76	3,467	8.95
Income tax provision	910	3.33	536	2.56	1,360	2.89	745	1.92
Net earnings	$2,828	10.36	$1,676	7.98	$4,165	8.87	$2,722	7.03

Weighted average common shares outstanding – basic	752		781		754		788
Basic earnings per common share (1)	$3.74		$2.14		$5.50		$3.44
Weighted average common shares outstanding – diluted	753		781		755		789
Diluted earnings per common share (1)	$3.74		$2.14		$5.50		$3.44
Cash dividends per share	$0.55		$0.55		$1.10		$1.03

Retained Earnings
Balance at beginning of period	$1,722		$3,095		$1,727		$3,452
Cumulative effect of accounting change	—		—		—		(263)
Net earnings	2,828		1,676		4,165		2,722
Cash dividends declared	(416)		(428)		(831)		(810)
Share repurchases	—		(1,904)		(927)		(2,662)
Balance at end of period	$4,134		$2,439		$4,134		$2,439

(1) Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $2,816 million for the three months ended July 31, 2020 and $1,670 million for the three months ended August 2, 2019. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $4,149 million for the six months ended July 31, 2020 and $2,713 million for the six months ended August 2, 2019.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Six Months Ended
	July 31, 2020		August 2, 2019		July 31, 2020		August 2, 2019
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$2,828	10.36	$1,676	7.98	$4,165	8.87	$2,722	7.03
Foreign currency translation adjustments – net of tax	114	0.41	69	0.33	(45)	(0.10)	36	0.09
Cash flow hedges – net of tax	(5)	(0.02)	—	—	(108)	(0.23)	(16)	(0.04)
Other	(1)	—	—	—	4	0.01	2	—
Other comprehensive income/(loss)	108	0.39	69	0.33	(149)	(0.32)	22	0.05
Comprehensive income	$2,936	10.75	$1,745	8.31	$4,016	8.55	$2,744	7.08

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	July 31, 2020	August 2, 2019	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$11,641	$1,796	$716
Short-term investments	1,085	275	160
Merchandise inventory – net	13,831	13,730	13,179
Other current assets	1,160	995	1,263
Total current assets	27,717	16,796	15,318
Property, less accumulated depreciation	18,612	18,203	18,669
Operating lease right-of-use assets	3,798	3,967	3,891
Long-term investments	326	179	372
Deferred income taxes – net	267	512	216
Other assets	1,043	1,038	1,005
Total assets	$51,763	$40,695	$39,471

Liabilities and shareholders' equity
Current liabilities:
Short-term borrowings	$1,000	$—	$1,941
Current maturities of long-term debt	609	1,009	597
Current operating lease liabilities	520	492	501
Accounts payable	12,916	9,499	7,659
Accrued compensation and employee benefits	1,139	717	684
Deferred revenue	1,715	1,324	1,219
Other current liabilities	3,471	2,794	2,581
Total current liabilities	21,370	15,835	15,182
Long-term debt, excluding current maturities	20,197	16,538	16,768
Noncurrent operating lease liabilities	3,859	4,055	3,943
Deferred revenue – extended protection plans	981	868	894
Other liabilities	1,000	759	712
Total liabilities	47,407	38,055	37,499

Shareholders' equity:
Preferred stock, $5 par value: Authorized – 5.0 million shares; Issued and outstanding – none	—	—	—
Common stock, $0.50 par value: Authorized – 5.6 billion shares; Issued and outstanding – 756 million, 776 million, and 763 million shares, respectively	378	388	381
Capital in excess of par value	129	—	—
Retained earnings	4,134	2,439	1,727
Accumulated other comprehensive loss	(285)	(187)	(136)
Total shareholders' equity	4,356	2,640	1,972
Total liabilities and shareholders' equity	$51,763	$40,695	$39,471

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Six Months Ended
	July 31, 2020	August 2, 2019
Cash flows from operating activities:
Net earnings	$4,165	$2,722
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	747	684
Noncash lease expense	234	228
Deferred income taxes	(14)	(121)
Loss on property and other assets – net	80	38
Share-based payment expense	64	51
Changes in operating assets and liabilities:
Merchandise inventory – net	(674)	(1,153)
Other operating assets	66	(104)
Accounts payable	5,259	1,202
Other operating liabilities	1,825	36
Net cash provided by operating activities	11,752	3,583

Cash flows from investing activities:
Purchases of investments	(1,132)	(245)
Proceeds from sale/maturity of investments	260	272
Capital expenditures	(710)	(526)
Proceeds from sale of property and other long-term assets	46	42
Other – net	(24)	(1)
Net cash used in investing activities	(1,560)	(458)

Cash flows from financing activities:
Net change in commercial paper	(941)	(722)
Net proceeds from issuance of debt	3,961	2,972
Repayment of long-term debt	(568)	(629)
Proceeds from issuance of common stock under share-based payment plans	83	72
Cash dividend payments	(836)	(767)
Repurchase of common stock	(966)	(2,770)
Other – net	(4)	(7)
Net cash provided by (used in) financing activities	729	(1,851)

Effect of exchange rate changes on cash	4	(1)

Net increase in cash and cash equivalents, including cash classified within current assets held for sale	10,925	1,273
Less: Net decrease in cash classified within current assets held for sale	—	12
Net increase in cash and cash equivalents	10,925	1,285
Cash and cash equivalents, beginning of period	716	511
Cash and cash equivalents, end of period	$11,641	$1,796

Lowe’s Companies, Inc.
Non-GAAP Financial Measures Reconciliation (Unaudited)

To provide additional transparency, the Company has presented the non-GAAP financial measure of adjusted diluted earnings per share for comparing its operating performance for the three months ended July 31, 2020, with the respective period ended August 2, 2019. This measure excludes the impact of certain discrete items, as further described below, not contemplated in Lowe’s Original Business Outlook to assist analysts and investors in understanding operational performance for the second quarter of fiscal 2020 and fiscal 2019.

Fiscal 2020 Impacts
For fiscal 2020, the Company has recognized financial impacts from the following discrete item, not contemplated in the Company’s Original Business Outlook for the second quarter of fiscal 2020:

•Beginning in the third quarter of fiscal 2019, the Company began a strategic review of its Canadian operations, and in the fourth quarter of fiscal 2019, the Company announced additional actions to improve future performance and profitability of its Canadian operations. As a result of this review and related actions, in the second quarter of fiscal 2020, the Company recognized $10 million of pre-tax operating costs related to remaining inventory write-downs and store closing costs (Canada restructuring).

Fiscal 2019 Impacts
During fiscal 2019, the Company recognized financial impacts from the following discrete item, not contemplated in the Company's Business Outlook for the second quarter of fiscal 2019:

•Prior to the beginning of fiscal 2019, the Company announced its intention to exit its Mexico retail operations and had planned to sell the operating business. During the three months ended August 2, 2019, the Company recognized a net loss of $12 million in pre-tax operating losses associated with the exit and ongoing wind-down of the Mexico retail operations (Mexico adjustments).

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s diluted earnings per share as prepared in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

Detailed reconciliations between the Company’s GAAP and non-GAAP financial results are shown below and available on the Company’s website at www.lowes.com/investor.

	Three Months Ended
	(Unaudited)			(Unaudited)
	July 31, 2020			August 2, 2019
(in millions, except per share data)	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$3.74			$2.14
Non-GAAP adjustments – per share impacts
Canada restructuring	0.01	—	0.01	—	—	—
Mexico adjustments	—	—	—	0.02	(0.01)	0.01
Adjusted diluted earnings per share			$3.75			$2.15